UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14c-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

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Soliciting Material Pursuant to Section 240.14a-12

Merchants Bancshares, Inc.

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MERCHANTS BANCSHARES, INC.

275 Kennedy Drive

South Burlington, Vermont 05403

_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

_____________________

Notice is hereby given that the annual meeting of shareholders of Merchants Bancshares, Inc. (“Merchants”), a Delaware corporation, will be held in the Great Room at Main Street Landing in Burlington, Vermont, on Tuesday, May 1, 2012, at 10 a.m. for the following purposes:

1.

To elect four directors, each of whom will serve for a three-year term;

2.

To consider a non-binding resolution to approve the compensation of Merchants’ named executive officers;

3.

To ratify KPMG LLP as Merchants’ independent registered public accounting firm for 2012;

4.

To transact any other business as may properly come before the meeting or at any adjournments of the meeting.

The close of business on March 2, 2012 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the annual meeting. You may vote if you were a shareholder of record as of the close of business on March 2, 2012.

Your vote is very important. If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By order of the Board of Directors,

Raymond C. Pecor, Jr. Chairman of the Board of Directors	Michael R. Tuttle President and Chief Executive Officer

South Burlington, Vermont

April 2, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on May 1, 2012

This proxy statement and our annual report to security holders are available at www.mbvt.com at the “Investor Relations” link under “Proxy Materials/Annual Reports.”

MERCHANTS BANCSHARES, INC.

275 Kennedy Drive

South Burlington, Vermont 05403

_____________________

PROXY STATEMENT

_____________________

for the Annual Meeting of Shareholders

to be held on May 1, 2012

This Proxy Statement is furnished by the board of directors of MERCHANTS BANCSHARES, INC. (the “Board of Directors”) in connection with the solicitation of proxies to be used at the annual meeting of shareholders to be held on May 1, 2012, and at any adjournments of the meeting. Our Board of Directors has fixed March 2, 2012 as the record date for determining those shareholders entitled to receive notice of, and to vote at, the annual meeting. Only shareholders of record at the close of business on March 2, 2012 will be entitled to vote at the annual meeting. This Proxy Statement and the accompanying proxy card are first being mailed or given to holders of our common stock on or about April 2, 2012.

Proxies in the form enclosed are solicited by our Board of Directors. Any proxy, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the shareholder’s instructions on the proxy card. If no instructions are given on the proxy card, the proxy will be voted FOR the election of directors; FOR the approval of the compensation of Merchants’ named executive officers; FOR the ratification of KPMG LLP as our registered public accounting firm for 2012, and upon any other business as may properly come before the meeting in the appointed proxies’ discretion. At present, management knows of no additional matters to be presented at the annual meeting, but if other matters are presented, the persons named in the proxy card and acting under the proxy card will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

Revocability of Proxies

A proxy may be revoked at any time prior to its exercise by:

(i)

submitting a written revocation to Lisa Razo, our Corporate Secretary, at our principal (i) administrative office at 275 Kennedy Drive, South Burlington, Vermont 05403;

(ii)

submitting a new proxy after the time and date of the previously submitted proxy; or

(iii)

appearing in person at the annual meeting and voting by ballot.

Any shareholder entitled to vote at the annual meeting may attend the annual meeting and vote in person on any matter presented for a vote to our shareholders at the annual meeting, whether or not that shareholder has previously given a proxy. The presence of a shareholder at the annual meeting (without further action) will not constitute revocation of a previously given proxy.

Solicitation of Proxies

Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone, e-mail or facsimile transmission by our directors, officers and other employees. We will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of our  management, mail material to, or otherwise communicate with, the beneficial owners of our common stock held of record by those brokers, custodians, nominees or other fiduciaries.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of these proxy materials may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of these proxy materials to any shareholder upon written or verbal request to our Corporate Secretary at our principal administrative offices, which are located at 275 Kennedy Drive, South Burlington, Vermont 05403, telephone: (802) 658-3400. Any shareholder who wants to receive separate copies of proxy materials in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact that shareholder’s bank, broker, or other nominee record holder, or that shareholder may contact us at the above address and phone number.

Voting Securities

As of March 2, 2012, the record date for the annual meeting, there were 6,240,525 shares of common stock issued and outstanding, all of which are entitled to vote at the annual meeting. Fractional shares will not be entitled to vote. Our common stock is the only class of our capital stock that is issued and outstanding.

Vote Required

Each common shareholder is entitled to one vote on all matters properly brought before the annual meeting for each share held by that shareholder on March 2, 2012. The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. Abstentions and “broker non-votes,” as described below, will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

The affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the annual meeting is necessary for the election of directors. With regard to the election of directors, shares which are entitled to vote but abstain from voting will be excluded from the vote and have no effect on its outcome. The affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on those matters is required for approval of the other proposals described in this proxy statement. With regard to these proposals, shares which are entitled to vote but abstain from voting on a matter will have the same effect as a vote against the proposal. Shares held in “street name” by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote those shares as to a particular matter (including the election of directors) will be excluded from the vote and will have no effect on its outcome. We refer to these shares as “broker non-votes.”

ELECTION OF DIRECTORS

(Proposal Number 1)

Our Board of Directors currently consists of twelve directors and is divided into three classes. Our charter and bylaws provide that the size of our Board of Directors shall be determined by the Board or shareholders at the annual meeting, but in no event shall be less than nine or more than twenty.

Our Board of Directors has determined to increase the size of the Board from twelve to thirteen and nominate Peter A. Bouyea, Michael R. Tuttle, Scott F. Boardman and Raymond C. Pecor III for election to serve as Class I directors for a three-year term until the annual meeting of shareholders to be held in 2015. Messrs. Bouyea, Tuttle and Boardman are Class I directors whose terms expire at this year’s annual meeting and Mr. Raymond C. Pecor III is a director of our primary subsidiary, Merchants Bank. Mr. Raymond C. Pecor III is also the son of Mr. Raymond C. Pecor, Jr., a Class II director. Our Board of Directors wishes to increase the size of the Board in order to prepare for the anticipated retirement of certain directors from the Board.

Based on its review of the relationships between its existing directors (including the director nominees) and our company and our subsidiaries, our Board of Directors has affirmatively determined that if these nominees are elected, a majority of our directors will be independent under the rules of the Nasdaq Stock Market and the Principles of Governance adopted by our Board of Directors.

Nominees for Directors of Merchants

The following table sets forth the names of the four nominees for election to our Board of Directors, their principal occupations, ages, independence status, as determined in accordance with rules of the Nasdaq Stock Market and periods of service on our Board of Directors. Except as noted below, all of the nominees have been employed in their principal occupations for the last five years. Information regarding their ownership of shares of Merchants’ common stock as of March 2, 2012 may be found at “Security Ownership of Certain Beneficial Owners and Management” on page 32.

Class	Name	Age	Principal Occupation	Independence Status	Director Since

I	Peter A. Bouyea	64	Retired	Y	1994

I	Michael R. Tuttle	57	President and CEO Merchants and Merchants Bank	Y	2007

I	Scott F. Boardman	52	President Hickok & Boardman, Inc.	Y	2008

I	Raymond C. Pecor III	42	President Lake Champlain Transportation	Y	—

The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Merchants.

Peter A. Bouyea has served as a member of our Board since 1994. Mr. Bouyea is retired from his previous role as President of Bouyea-Fassetts, Inc., a wholly-owned indirect subsidiary of Phillip Morris, Inc. Mr. Bouyea brings experience in business management, industry knowledge, customer service, leadership and risk management to the Board.

Michael R. Tuttle is President, Chief Executive Officer (“CEO”) and Director of Merchants Bancshares, Inc. and Merchants Bank. He served as Merchants Bank’s Executive Vice President and Chief Operating Officer from 1997 until his appointment as President, CEO and Director of Merchants Bank, effective January 1, 2006. Mr. Tuttle was appointed President and CEO of Merchants Bancshares, Inc., effective January 1, 2007. He is the only Director on the Board who is also an officer of Merchants. In addition, Mr. Tuttle serves on the boards of the United Way of Chittenden County and the Flynn Center for the Performing Arts, where he is the Treasurer. He is a former director of Fairpoint Communications, Inc., a publicly traded company. Mr. Tuttle brings experience in business management, finance and accounting, industry knowledge, customer service, crisis response, leadership, strategic planning, as well as in-depth knowledge of credit and risk management to the Board.

Scott F. Boardman was elected to our Board of Directors in 2008. He has been a member of the Board of Directors of Merchants Bank since 2004. Mr. Boardman is the President of Hickok & Boardman, Inc., a retail insurance agency in Burlington, Vermont. He serves on the boards of A.N. Deringer, Inc., the Lake Mansfield Trout Club, and the Mater Christi School in Burlington, Vermont. Mr. Boardman is a former trustee of Trinity College in Burlington, Vermont, and is a former board member and past president of the Vermont Insurance Agents Association. He is also past president of the Vermont chapter of the Casualty & Property Insurance Underwriters Society. Mr. Boardman brings experience in business management, credit, risk management, customer service and leadership, as well as industry knowledge to the Board.

Raymond C. Pecor III has served as a member of the board of directors of Merchants Bank since 2009. He is President of Lake Champlain Transportation Company in Burlington, Vermont, and serves on the boards of Champlain College, the Champlain Valley Expo and the Greater Burlington Industrial Corporation. Mr. Pecor III brings experience in business management, customer service, crisis response, leadership, credit and risk management to the Board.

If any nominee(s) is unable to serve or should decline to serve at the time of the annual meeting, the discretionary authority provided in the proxies may be exercised to vote for a substitute(s), who would be designated by our Board of Directors, and would be elected to the same class(es) as the nominee(s) for whom he or she is substituted. Neither our bylaws nor any applicable law restricts the nomination of other individuals to serve as directors, and any shareholder present at the annual meeting may nominate another candidate. Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by the proxy against any such other candidates not designated by our Board of Directors.

Vote Required

The affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the annual meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors. Unless otherwise specified, proxies will be voted in favor of the four nominees described above.

Recommendation

Our Board of Directors recommends that shareholders vote “FOR” the election of each of Peter A. Bouyea, Michael R. Tuttle, Scott F. Boardman and Raymond C. Pecor III.

Continuing Directors

The following table sets forth certain information about those directors whose terms of office do not expire at the annual meeting and who consequently are not nominees for re-election at the annual meeting. Except where otherwise noted below the table, all of the directors listed have been officers of the organizations named below as their principal occupations for the last five years.

Class	Name	Age	Principal Occupation	Independence Status	Director Since	Term of Office Will Expire

II	Raymond C. Pecor, Jr.	72	Chairman, Lake Champlain Transportation Company	Y	1983	2013

II	Patrick S. Robins	73	Executive Chairman, Symquest Group, Inc.	Y	1984	2013

II	Jeffrey L. Davis	59	President, J. L. Davis, Inc.	Y	1993	2013

II	Bruce M. Lisman	65	Private Investor	Y	2004	2013

II	Karen J. Danaher	56	Partner, Danaher Attig & Plante PLC	Y	2010	2013

III	Michael G. Furlong	61	Attorney, Sheehey Furlong & Behm P.C.	Y	1991	2014

III	Robert A. Skiff	69	Trustee and Interim Director, Shelburne Museum	Y	1984	2014

III	Lorilee A. Lawton	64	Owner & President, Firetech Sprinkler Corp	Y	2003	2014

III	John A. Kane	59	Business Consultant	Y	2005	2014

The biographical descriptions below for each director who is not standing for election include the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the annual meeting.

Raymond C. Pecor, Jr. has served as a member of our Board of Directors since 1983 and has served as Chairman of our Board of Directors since 1996. He is the Chairman of Lake Champlain Transportation Company, and has entrepreneurial interests in other companies and developments, including the Vermont Lake Monsters and Lehigh Valley IronPigs professional baseball teams. He is also an emeritus trustee of the University of Vermont in Burlington, Vermont. Mr. Pecor brings business and management experience, industry knowledge, customer-based experience, crisis and risk management experience, knowledge of credit and leadership experience to the Board.

Patrick S. Robins has served as a member of our Board since 1984. He is Executive Chairman of Symquest Group, Inc., a company specializing in technology services for networking solutions and document output. Mr. Robins brings a finance background, business and management experience, industry knowledge, customer-based experience, leadership experience and knowledge of credit to the Board.

Jeffrey L. Davis has served as a member of our Board since 1993. He is President of J. L. Davis, Inc., a construction and development firm, and President of Taft Corners Associates, a development firm. He is also a trustee of the University of Vermont in Burlington, Vermont and a former president of the Vermont Special Olympics. Mr. Davis brings business and management experience, industry knowledge, customer-based experience, knowledge of credit, crisis and risk management experience, leadership experience and strategic planning experience to the Board.

Bruce M. Lisman has served as a member of our Board since 2004. He is a private investor, having retired as Chairman of JP Morgan Global Equity Division in February 2009. Mr. Lisman previously served as a Senior Managing Director of Bear Stearns Companies from 1984 to June 2008. In addition, he serves on the boards of the Shelburne Museum and National Life Group. He is an emeritus trustee of the University of Vermont, where he previously served as Chair. He has also served on the boards of Central Vermont Public Service, a public company; the Hewitt School, Pace University, HS Broadcasting, BRUT, Inc., the Vermont Symphony Orchestra and the Board of American Forests. Mr. Lisman brings accounting and finance experience, business management experience, industry knowledge, customer based experience, strategic planning experience, crisis and risk management experience and leadership experience to the Board.

Karen J. Danaher was elected to our Board of Directors in 2010. She has been a member of the Board of Directors of Merchants Bank since 2008. She is a partner in Danaher Attig & Plante PLC, a public accounting firm located in South Burlington, Vermont. Ms. Danaher is a certified public accountant and brings accounting and finance experience, business management experience, industry knowledge, customer based experience, crisis and risk management experience and leadership experience to the Board.

Michael G. Furlong has served as a member of our Board since 1991. Mr. Furlong has served as Chairman of Merchants Bank’s Board of Directors since 2001. He is a member of the Burlington, Vermont law firm of Sheehey Furlong & Behm P.C., and is a former President of the Chittenden County Bar Association. He is an emeritus director of Wake Robin Corporation and has served on the boards of several Vermont nonprofit organizations. Mr. Furlong is a graduate of Middlebury College and Cornell Law School. He brings experience in business management, customer service, crisis response, leadership, credit and risk management to the Board.

Robert A. Skiff has served as a member of our Board since 1984. Dr. Skiff is currently a trustee and interim director of the Shelburne Museum. In 2008 he retired from his role as Headmaster of the Vermont Commons School in Burlington, Vermont. Prior to becoming Headmaster in July 1997, Dr. Skiff served as President of Champlain College for 15 years. Dr. Skiff brings experience in business management, customer service, leadership and risk management; as well as industry knowledge to the Board.

Lorilee A. Lawton has been a member of our Board since 2003 and has served as a director of Merchants Bank since 1995. Ms. Lawton is the owner and President of Firetech Sprinkler Corporation, a contractor specializing in the design, fabrication and installation of fire sprinkler systems, located in Colchester, Vermont. She also serves as a director of Vermont Public Television. Ms. Lawton brings experience in business management, finance and accounting, customer service, crisis response, leadership, strategic planning and risk management to the Board.

John A. Kane has served as a member of our Board since his appointment in January 2005. He previously served as Senior Vice President of Finance and Administration, and Chief Financial Officer and Treasurer of IDX Systems Corporation, where he was responsible for financial strategy, mergers and acquisitions activity, public company reporting obligations, Wall Street relations, information systems and real estate facilities related operations. IDX was acquired by General Electric early in 2006 and Mr. Kane transitioned out of GE in December 2006. Mr. Kane currently functions as a business consultant working with various private equity companies and their portfolios. He also serves as a director of several privately held health care companies. Mr. Kane is also a director and audit committee chairman of athenahealth, Inc., a public company. Mr. Kane brings experience in accounting and finance, business management, customer service, crisis response, leadership, strategic planning, as well as industry knowledge and knowledge of the fundamentals of credit and risk management to the Board.

Directors of Merchants Bank

All of the above-named directors are also directors of Merchants Bank. Shareholders will not vote on directors of the Bank at the annual meeting. These directors are elected annually by our Board of Directors.

Board Leadership Structure

Raymond C. Pecor, Jr. has served as a member of our Board of Directors since 1983 and as Chairman of the Board since 1996. Mr. Tuttle has served as a member of our Board of Directors and as President and Chief Executive Officer of Merchants since January 1, 2007. As reflected in the Principles of Governance adopted by our Board of Directors, our Board encourages the separation of the oversight and supervisory function from the executive function. Thus, our Board believes that the Chairman should be an independent director and that the roles of Chairman and Chief Executive Officer should be separated.

The independent Chairman’s role is to lead the Board, including working with the Chief Executive Officer, to determine Board agenda items and foster contributions of other directors during the Board’s deliberations. Our Board of Directors encourages strong communication among all of our independent directors and the independent Chairman. Our Board of Directors also believes that it is able to effectively provide independent oversight of Merchants’ business and affairs, including risks facing Merchants, through the composition of our Board of Directors, the independent Chairman, the strong leadership of the independent directors and the independent committees of our Board of Directors, and other corporate governance structures and processes in place. Eleven of the twelve members of our Board of Directors are non-management directors, and all of these non-management directors are independent under the independence rules of the Nasdaq Stock Market. All of our directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds executive sessions of non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, our Audit Committee, our Nominating and Governance Committee, and our Compensation Committee, each of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

The Board of Directors plays an important role in our risk oversight, but the Board recognizes that it is not possible to identify all risks that may affect us and our subsidiaries or to develop processes and controls to eliminate or mitigate fully their occurrence or effects. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees are also each directly responsible for consideration and oversight of risks relating to decisions within their respective areas of focus.

In particular, the Board of Directors administers its risk oversight function through: (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that we face, including, among others, market risk, interest rate risk, credit risk, regulatory risk and various other matters relating to our business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, extensions of credit above a certain size, material contracts with vendors, investment decisions above a certain size and new hires and promotions to our executive officer positions; (3) the direct oversight of specific areas of our business by the Audit Committee, the Nominating and Governance Committee, the Compensation Committee, and the Shareholder Value Committee; and (4) regular periodic reports from our internal and external auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters impacting us to the Board’s attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is specifically responsible for reviewing and discussing with management and our external and internal auditors matters and activities relating to our financial reporting and internal controls, audit and loan review, regulatory compliance and risk management plans.

Other Information about the Board and its Committees

Attendance of Directors

During 2011, six meetings of our Board of Directors were held. During 2011, our Audit Committee met five times; our Compensation Committee met five times; our Nominating and Governance Committee met four times and our Shareholder Value Committee met once. All directors attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees of our Board of Directors on which they serve. Additional information about these committees is set forth below.

All of our directors attended the 2011 annual meeting held on May 3, 2011. Our directors are encouraged, but not required to, attend annual meetings.

Director Independence

Our Board of Directors has affirmatively determined that all of the following directors and director nominees are independent under the rules of the Nasdaq Stock Market and the Principles of Governance adopted by our Board of Directors: Raymond C. Pecor, Jr., Jeffrey L. Davis, Bruce M. Lisman, Karen J. Danaher, Michael G. Furlong, Robert A. Skiff, Lorilee A. Lawton, John A. Kane, Patrick S. Robins, Peter A. Bouyea, Scott F. Boardman and Raymond C. Pecor III.

Committees of the Boards of Directors

Our Board of Directors has designated the following committees: an Audit Committee, a Nominating and Governance Committee, a Shareholder Value Committee, and a Compensation Committee. The composition and objectives of each committee are described below. Our Board of Directors continues to review its committees and the independence and qualifications of its current committee members in light of rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.

Audit Committee

The Audit Committee held five meetings in 2011. As described in the Audit Committee’s charter, a copy of which is available on our website at www.mbvt.com, the primary function of the Audit Committee is to promote quality and reliable financial reporting and adequate and effective internal controls for our company and its subsidiaries. It promotes the adequacy, independence and objectivity of the internal and external audit and loan review functions and the effective identification and management of risks throughout the organization. The Audit Committee is to assist our Board of Directors in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the external auditor’s performance, qualifications and independence; and the performance of our internal audit function. In doing so, it is the goal of the Audit Committee to maintain free and open communication among the Audit Committee, external auditors and our management.

The Audit Committee currently consists of five members: John A. Kane (Chair), Peter A. Bouyea, Karen J. Danaher, Jeffrey L. Davis, and Lorilee A. Lawton. Each member of the Audit Committee is independent under the rules of the Nasdaq Stock Market. No member of the Audit Committee is an employee of our company or any of its subsidiaries. We have not relied on exemptions for Audit Committee independence requirements contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are required to have extensive business and financial experience. They are also required to have a good understanding of financial statements, including our balance sheet, income statement, cash flow statement and quarterly and annual reports on Forms 10-Q and 10-K and related financial statements and disclosures. Our Board of Directors has determined that Mr. Kane qualifies as an audit committee “financial expert” as defined in the SEC rules.

The Audit Committee meets with our external and internal auditors and principal financial personnel to review quarterly financial results and the results of the annual audit (in both regular and executive sessions). The Audit Committee reviews and approves annual external auditor engagement plans, scopes and fees. The Audit Committee approves all fees and terms related to the annual independent audit as well as all permissible non-audit engagements of the external auditors. The Audit Committee pre-approves all audit and permissible non-audit services to be performed by the external auditors, giving effect to the “de minimis” exception for non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act.

Compensation Committee

The Compensation Committee held five meetings during 2011. As described in the Compensation Committee’s charter, a copy of which is available on our website at www.mbvt.com, the Compensation Committee oversees the administration and performance of executive and non-executive compensation and director compensation plans. The Compensation Committee is also responsible for reviewing and making recommendations regarding the compensation of our directors and executive officers, including salaries, incentives, bonuses, benefit plans, commissions, the grant of restricted stock and other forms of, or matters relating to, executive compensation. This process includes review of an incentive compensation risk assessment performed by a multi-disciplinary team composed of representatives from our human resources, risk management and senior management teams. The risk assessment process includes development of a framework to examine incentive plans and practices, assessment of current incentive plans and identification of any needed refinements and communication of the results. The Compensation Committee reviews the Compensation Discussion and Analysis (“CD&A”) each year, discusses it with management and recommends to the Board of Directors that the CD&A be included in the Company’s SEC filings.

The Compensation Committee currently consists of five directors: Lorilee A. Lawton (Chair), Peter A. Bouyea, Michael G. Furlong, Bruce M. Lisman and Robert A. Skiff, each of whom is independent under the rules of the Nasdaq Stock Market. No member of the committee is an employee of our company or any of its subsidiaries.

The Compensation Committee has the authority to hire, dismiss or otherwise seek the services of consulting and advisory firms as it deems appropriate. These advisors serve as independent counsel and report directly to the committee. As a matter of general policy the committee does not prohibit its advisors from providing services to management, but any such engagements must be requested or approved by the committee.

In 2011, the Compensation Committee selected and retained an independent outside consulting firm, Pearl Meyer & Partners (“PM&P”), which specializes in executive and board compensation. The consultant reports directly to the Compensation Committee and carries out its responsibilities to the Compensation Committee in coordination with both the President and CEO and the Human Resources Manager as requested by the Compensation Committee. The Compensation Committee reviewed all services provided by the compensation consultant in 2011, and determined that the consultant did not provide services to management in 2011 and is independent with respect to SEC standards as well as our policy.

Nominating and Governance Committee

The Nominating and Governance Committee met four times in 2011. As described in the Nominating and Governance Committee’s charter, a copy of which is available on our website at www.mbvt.com, the Nominating and Governance Committee is responsible for nominating directors for membership on committees and ensuring effective recruiting of directors as well as establishing and monitoring corporate governance guidelines. The Nominating and Governance Committee reports to our Board of Directors.

The Nominating and Governance Committee will consider director candidates recommended by our shareholders. Any submissions for director candidates may be submitted to the Chairperson of the Nominating and Governance Committee and sent to our Corporate Secretary, Lisa Razo, at 275 Kennedy Drive, South Burlington, VT 05403. These submissions will be considered on the basis of the same considerations applied to internally-nominated candidates.

The Nominating and Governance Committee’s goal is to nominate directors who bring diverse perspectives and skills derived from business and professional experience to our company. Our Principles of Governance indicate that our Board will identify the desired diversity of backgrounds, mix of skills, experience and other qualifications of members required in order for the Board to function competently and efficiently. Each director should also have the other necessary qualifications, professional background and core competencies to discharge his or her duties. Additionally, each director should be able to contribute sufficient time to his or her duties, and each should possess certain core competencies, including a combination of several of the following:

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Accounting or finance background;

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Business or management experience;

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Industry knowledge;

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Customer based experience or perspective;

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Crisis response experience;

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Leadership;

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Strategic planning experience;

•

Knowledge of the fundamentals of credit; and

•

Risk management experience.

The Nominating and Governance Committee keeps an active list of potential director candidates, which is reviewed and updated periodically. Our Board of Directors seeks to time the election of new directors to create a period of concurrent membership for new and retiring directors. This allows new directors to become fully oriented to their duties prior to the departure of retiring directors.

The Nominating and Governance Committee has the authority to hire, dismiss or otherwise seek the services of consulting and advisory firms as it deems appropriate. These advisors serve as independent counsel and report directly to the Nominating and Governance Committee. As a matter of general policy the Nominating and Governance Committee does not prohibit its advisors from providing services to management, but any such engagements must be requested or approved by the Nominating and Governance Committee.

The Nominating and Governance Committee currently consists of five directors: Lorilee A. Lawton, Chair, Peter A. Bouyea, Michael G. Furlong, Bruce M. Lisman and Robert A. Skiff, each of whom is independent under the rules of the Nasdaq Stock Market. No member of the Nominating and Governance Committee is an employee of our company or any of its subsidiaries.

Shareholder Value Committee

The function of the Shareholder Value Committee is to consider and make recommendations to our Board of Directors on proposals that affect the value of shareholders’ investment in common stock. During 2011, the Shareholder Value Committee consisted of the following individuals: Raymond C. Pecor, Jr., Chair, Peter A. Bouyea, Michael G. Furlong and Michael R. Tuttle. The Shareholder Value Committee met once during 2011.

Executive Sessions

All directors who are not employees of our company or its subsidiaries meet in executive session at least quarterly. All directors, except Mr. Tuttle, meet in executive session without our management at least twice a year. Under their charters, these committees are authorized to retain and consult with external advisors, consultants and counsel.

Communications with Directors

Our Board of Directors provides a means for our shareholders to send communications to our Board of Directors, which can be found on our website at www.mbvt.com.

Compensation of Directors

Only non-employee members of our Board of Directors received fees with respect to their services on our Board of Directors in 2011. The following table reflects the fee schedule for our Board of Directors for 2011:

	Chairperson Retainer	Member Retainer	Fee per Meeting (in person)	Fee per Meeting (via telephone)

Board of Directors	$9,500	$4,500	$500	$250
Audit Committee	$4,000	—	$600	$250
Compensation Committee	$3,000	—	$500	$250
Nominating and Governance Committee	$2,000	—	$400	$250
Other Committees	$1,000	—	$250	$250
Committee meeting on the same day as a Board meeting	—	—	$125	$125

Although our Audit Committee, Nominating and Governance Committee, and Compensation Committee also act as Bank committees, the chairperson and members of those committees will only be paid at the holding company level.

In addition, members of the Bank’s Board of Directors received a $9,000 annual retainer and the chairperson of the Bank’s Board of Directors received an additional $5,000 annual retainer for the leadership role on the Bank’s Board. Members of the Bank’s Board of Directors also received $800 per Board meeting attended in person ($250 if attended by telephone). The Bank’s Audit Committee, meets and is paid concurrently with our Audit Committee. The Bank’s Nominating and Governance and Compensation Committees are each paid $400 and $500 per meeting, respectively. All other Bank Committees are paid $250 per meeting, unless the committee meeting was held on the same day as a regular meeting of our Bank’s Board of Directors, in which case the fee for committee meeting attendance was $125. All retainers and chairperson fees are paid in quarterly installments.

In 2008, our Board of Directors and shareholders voted to adopt the 2008 Compensation Plan for Non-Employee Directors and Trustees. This plan permits non-employee directors to defer receipt of their annual retainer and meeting fees by receiving those fees in the form of our common stock. If a participating director elects to have all or a specified percentage of his or her compensation for a given year deferred, that director is credited with a number of shares of our common stock equal in value to the amount deferred.

The following table sets forth information about fees earned by our non-employee directors for their service during 2011. The table includes compensation paid to directors who serve on our Board of Directors, as well as compensation paid for service on the boards of our subsidiary, Merchants Bank.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Michael R. Tuttle	$ —	—	—	—	—	—	$ —
Scott F. Boardman	$31,803	—	—	—	—	—	$31,803
Peter A. Bouyea	$32,400	—	—	—	—	—	$32,400
Karen J. Danaher	$30,450	—	—	—	—	—	$30,450
Jeffrey L. Davis	$31,757	—	—	—	—	—	$31,757
Michael G. Furlong	$39,200	—	—	—	—	—	$39,200
John A. Kane	$34,101	—	—	—	—	—	$34,101
Lorilee A. Lawton	$37,799	—	—	—	—	—	$37,799
Bruce M. Lisman	$29,858	—	—	—	—	—	$29,858
Raymond C. Pecor, Jr.	$29,200	—	—	—	—	—	$29,200
Raymond C. Pecor III (2)	$22,075	—	—	—	—	—	$22,075
Patrick S. Robins	$30,850	—	—	—	—	—	$30,850
Robert A. Skiff	$27,950	—	—	—	—	—	$27,950

_______________________

(1)

Includes all fees earned, whether paid in cash, or deferred under the 2008 Compensation Plan for Non-Employee Directors and Trustees. Also includes rounding for fractional shares.

(2)

Mr. Raymond C. Pecor III is a member of the board of directors of Merchants Bank.

For 2012 our annual retainer for our Board of Directors has increased to $5,000 and the annual retainer for the Bank’s Board of Directors has increased to $10,000.

Shareownership Guidelines

As of 2011, our directors are required to own and hold 4,000 shares of our stock within five years of being nominated to the Board. The 4,000 share ownership level is equal to approximately three times the average annual compensation for our directors. The Board reserves the discretion to change this requirement in appropriate circumstances.

Corporate Governance Guidelines

Our Board of Directors has adopted Principles of Governance. These principles serve as guidelines for the conduct of our Board of Directors. They reflect our Board’s commitment to ensuring adherence to good corporate governance principles. The corporate governance guidelines address a number of topics, including, among other things, director qualifications and responsibilities, the functioning of the Board of Directors, the responsibilities and composition of the Board committees, director compensation and annual Board review and self-evaluations. These guidelines are available on our website at www.mbvt.com. You may obtain a printed copy of these guidelines free of charge by submitting a request to our Corporate Secretary at our principal administrative offices, which are located at 275 Kennedy Drive, South Burlington, Vermont 05403, telephone: (802) 658-3400.

Codes of Ethics

In addition to the Code of Ethics we have adopted for all employees and directors, we have adopted comprehensive Codes of Ethics for senior officers and senior financial officers. These Codes are available in the Investor Relations tab of our website at www.mbvt.com. We have a confidential telephone and Internet hotline system for anonymous reporting of complaints and concerns regarding financial reporting. This system may be accessed by telephone at 1-866-850-1442 or via the Internet at www.ethicspoint.com.

Executive Officers

The names and ages of our executive officers and each executive officer’s position are listed below.

Name	Age	Positions

Michael R. Tuttle	57	President and CEO, Merchants and Merchants Bank
Janet P. Spitler	52	Senior Vice President, Treasurer and CFO, Merchants and Merchants Bank
Thomas S. Leavitt	53	Executive Vice President, Operations, Merchants Bank
Geoffrey R. Hesslink	47	Executive Vice President, Senior Lender, Merchants Bank
Zoe P. Erdman	56	Senior Vice President, Senior Credit Officer, Merchants Bank
Molly Dillon	63	Senior Vice President, Community Banking and Trust, Merchants Bank

Mr. Tuttle, our President and CEO, and President and CEO of Merchants Bank, served as Merchants Bank’s Executive Vice President and Chief Operating Officer from 1997 until his appointment as President and Chief Executive Officer of Merchants Bank, effective January 1, 2006. Mr. Tuttle was appointed as our President and Chief Executive Officer effective January 1, 2007.

Ms. Spitler has served as our Treasurer and as Treasurer of Merchants Bank since 1995, and has served as our CFO and as CFO of Merchants Bank since 1997. Ms. Spitler was also appointed as Senior Vice President of Merchants Bank in 2006, and as our Senior Vice President in January of 2009.

Mr. Leavitt has served as our Executive Vice President for Operations since January 1, 2012. Mr. Leavitt previously served as Executive Vice President, Senior Community Banking Officer of Merchants Bank from 2008 through December 31, 2011, and as Executive Vice President for Community Banking and Trust from November 2006 to 2008. Prior to November 2006, Mr. Leavitt served as Senior Vice President of Merchants Bank’s Retail Banking division, a position he held since 1996.

Mr. Hesslink has served as Executive Vice President and Senior Lending Officer of Merchants Bank since May 2010. Prior to that time he served as Senior Vice President and Senior Lending Officer since January 2006. From 1996 through 2005, Mr. Hesslink served as Vice President and Corporate Banking Officer of Merchants Bank.

Ms. Erdman has served as Senior Vice President and Senior Credit Officer of Merchants Bank since May 2011. Prior to that time she served as Senior Vice President and Corporate Banking Officer since November 2007. Ms. Erdman previously served as Senior Vice President and Senior Credit Manager of the Bank since 1998.

Ms. Dillon has served as our Senior Vice President for Community Banking and Trust since January 1, 2012. She has served as the Bank’s Senior Vice President and President of Merchants Trust Company, a division of Merchants Bank since April of 2008.

Prior to January 1, 2012, Thomas R. Havers was part of our executive management team and served as our Senior Vice President and Senior Operations and Information Systems Officer. He continues to serve as a Project Manager.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, which is comprised entirely of independent directors, oversees our executive compensation program and determines all compensation for our Executive Officers. The term “Named Executive Officers” (“NEOs”) refers to those individuals who served as our CEO, our CFO and our next three highest paid executive officers in 2011.

This Compensation Discussion and Analysis describes our executive compensation program for 2011, and certain elements for the 2012 program. In particular, this section explains how the Compensation Committee made decisions related to compensation for our executives, including our NEOs, during 2011.

Executive Summary

Performance Summary

Our results for 2011 were very strong, highlights include:

•

The second most profitable year in our history;

•

Return on Average Equity (“ROAE”) in the top 10% of our peer group;

•

Exceptional organic growth in loans and deposits with new record levels achieved in both;

•

Continued strong capital position;

•

Pristine asset quality;

•

Strong growth in trust fees;

•

Continued commitment to drive value for our shareholders – we declared our 61st consecutive dividend in January 2012, our three-year total return was over 55% and our one-year total return was 9%.

These accomplishments are significant given the slow economic recovery, sustained very low interest rate environment, the threat of continued volatility in the U.S. and the global economy, including a sustained higher level of unemployment, weak consumer confidence, and continued instability in the housing market.

We place a high value on building shareholder value. The book value of your stock has increased, on average, over 8% per year for the last five years. Dividends paid per share during each of the past six years totaled $1.12 per share and we have maintained a quarterly cash dividend since 1997. Additionally, as shown in the chart on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2011, a $100 investment in our stock on December 31, 2005 would have been worth $162.18 on December 31, 2011. That same $100 invested in the Russell 2000 would have been worth $100.75 on December 31, 2011 and, if invested in the NASDAQ Bank index, would have been worth $53.74 at December 31, 2011.

More details regarding our 2011 performance and executive compensation can be found below. We encourage you to read this section of the proxy statement in conjunction with the advisory (nonbinding) vote that we are conducting on the compensation of our NEOs.

Effect of 2011 Advisory Vote on NEO Compensation

We provide our shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At our 2011 Annual Meeting of Shareholders, a substantial majority (92.4%) of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of our approach to executive compensation, and therefore did not significantly change its approach in 2011. The Compensation Committee will continue to consider the outcome of our say-on-pay vote, regulatory changes and emerging best practices when making future compensation decisions for the named executive officers.

2011 Compensation Actions

The following highlights the Compensation Committee’s key compensation decisions made in 2011, as reported in the Summary Compensation table on page 27. These decisions were made with advice from the Compensation Committee’s independent compensation consultant, PM&P, and are discussed in greater detail elsewhere in the Compensation Discussion and Analysis.

•

In November 2011, the Compensation Committee hired PM&P to conduct a competitive review and to provide recommended salary ranges for 2012 salaries. Based upon the results of the study, the Compensation Committee awarded 2012 base salary increases to our NEOs ranging from 0% to 15% in order to align salaries with market and recognize each executive’s experience, performance, and contribution. With these increases, the 2012 base salaries for our NEOs ranged from below the 25th percentile to the 55th percentile of comparable positions in the market. The CEO received the highest merit increase (15%) due to his base pay positioning relative to the market (below the 25th percentile).

•

For 2011, our NEOs earned cash incentives ranging between 20.35% and 32.08% of base salary based upon strong corporate and division/individual performance. These payouts reflect incentives earned ranging between 81% and 128% of the target opportunity, varying by executive.

•

In May 2011, the Compensation Committee approved restricted stock grants for key executives with a value equal to 22.5%, and, in the case of our CEO, 37.5%, of their December 31, 2010 base salary. These awards were granted in light of strong performance relative to our strategic and financial objectives. Executives are required to hold 40% or, in the case of the CEO, 60% of the after-tax value of the restricted stock until, at least, the date that the executive’s employment with us terminates.

Our Executive Compensation Program

The Compensation Committee continues to refine our executive compensation program to reflect evolving executive compensation best practices while ensuring it attracts, motivates and retains the talent that will help us achieve our objectives. Ultimately, our compensation programs are designed to 1) ensure sound risk management, 2) motivate and reward performance, and 3) deliver long-term value to our shareholder. The Compensation Committee has:

•

designed our Executive Annual Incentive Plan in light of emerging best practice:

•

Plan activation is tied to achievement of established net income target and acceptable ratings on internal and regulatory agency audits.

•

Target incentive opportunities for executives are aligned with market.

•

Various risk mitigation features are used, including balanced financial performance metrics and appropriate maximum caps on incentive earnings.

•

A comparable index of banks (commercial banks located in the Northeast with assets ranging between approximately $750 million to $3.0 billion) has been established that will be used to measure our relative performance to peers in regards to ROAE.

•

included a balanced and risk appropriate view of performance across our short and long-term incentive plans; and

•

provided a significant portion of executive compensation in performance based pay.

The Compensation Committee has worked to develop a long-term incentive plan strategy and equity grant allocation guidelines for key executives based upon their role and our desired total compensation philosophy. The objectives of our long-term incentive plan are to:

•

create strong alignment with shareholder interests;

•

enable us to retain and motivate key executive officers who will contribute to our long-term growth and profitability;

•

ensure awards are properly focused on long-term performance and do not encourage inappropriate risk taking; and

•

enhance equity retention and ownership throughout the executive team (through holding requirements for CEO and key executives).

Compensation Philosophy

Our compensation program and philosophy for executive officers was developed by the Compensation Committee and approved by our Board of Directors. The objectives of our executive compensation program are to:

•

attract, motivate and retain highly qualified and dedicated executive officers with competitive levels of compensation aligned with banks of similar size and complexity in our region;

•

reward above-average corporate performance and recognize individual initiative and achievements;

•

integrate pay with our strategic annual and long-term performance goals;

•

align executive officers’ incentive with the promotion of shareholder value; and

•

provide a balanced approach that helps mitigate the influence of any one element of compensation which might be considered to drive excessive risk taking.

To meet our executive compensation objectives, our program is designed to provide the following:

•

competitive base salaries that are targeted at the market median, while allowing the flexibility to recognize each executive’s individual role, responsibilities, experience and performance;

•

a short-term cash incentive program which focuses our executives on critical annual goals and objectives aligned with our strategic plan. Target incentive opportunities (as a percent of base salary) are structured to be competitive with the market median with the ability to pay above market for superior performance;

•

long-term incentives, delivered in stock, that align our executives’ interests with those of shareholders, reward stock price appreciation and provide a means for retaining our top performers; and

•

benefits that are, by design, conservatively competitive. While they do not comprise a major part of our total compensation program, they allow us to attract and retain key executives.

Executive Compensation Mix

In summary, we strive to provide a total compensation program that is competitive, performance-oriented, shareholder aligned, balanced, and reflects sound risk management practices. We set specific performance goals that align with our strategy and support our annual plans, but also recognize the need to be responsive and flexible in today’s challenging environment. We believe this approach also helps to ensure our program does not motivate our executives to take undue risks.

Our Principles of Governance, which were approved by our Board of Directors, require compensation for the CEO to be linked to the achievement of our strategic goals that improve our long-term performance. Accordingly, a meaningful portion of the CEO’s compensation should depend upon our performance.

The Compensation Committee will continue to review, evaluate, and revise the compensation philosophy as appropriate to meet its desired objectives and adhere to emerging regulations.

The pie charts below summarize our 2012 target total direct compensation mix for the CEO and the other NEOs (as a group). The pie chart illustrates the mix of pay expressed as a percent of total direct compensation (base pay + annual cash incentives + long-term incentives).

2012 Total Compensation Mix At Target

President	Other Named Executives (Average)

Role of the Compensation Committee

The Compensation Committee approves, administers and interprets our executive compensation and benefits policies. The Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “independent” under the rules of the Nasdaq Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. During 2011, the Compensation Committee was comprised of Lorilee A. Lawton (Chair), Peter A. Bouyea, Michael G. Furlong, Bruce M. Lisman and Robert A. Skiff.

The Compensation Committee is charged with providing independent review and oversight, promotion of corporate accountability for executive compensation, adoption of performance and base compensation policies for executive management, and review and approval of incentive plans for executive officers. Discussions regarding the CEO’s compensation package are limited to members of the Compensation Committee in executive session without the participation of the CEO or other members of senior management. The Compensation Committee reports to our Board of Directors, and makes recommendations to our Board of Directors in all of the above matters.

Role of the Compensation Consultant

PM&P specializes in executive and board compensation. PM&P reports directly to the Compensation Committee and carries out its responsibilities to the Compensation Committee in coordination with both the CEO and the Human Resources Manager.

During 2011, PM&P assisted the Committee with the following projects:

•

Executive total compensation review;

•

Support in the preparation of the 2011 CD&A and

•

Other services as requested by the Compensation Committee.

Role of Management

Although the Compensation Committee makes independent determinations on all matters related to compensation of the named executive officers, certain members of management are requested to attend and provide input to the Compensation Committee throughout the year. Input may be sought from the Chief Executive Officer, Chief Financial Officer, Human Resources Manager, Risk Management Director and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties.

The Compensation Committee meets with the CEO to discuss his performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Compensation Committee’s deliberations, as well as input from the compensation consultant, as requested. The Compensation Committee considers recommendations from the CEO, as well as input from the compensation consultant as requested, to make recommendations to the Board regarding other executives.

Inputs to Committee Decision Making

Performance Evaluation

The Compensation Committee evaluates the performance of the CEO annually in the following four categories:

1.

Development of specific strategic plan objectives;

2.

Operational impact on company morale, customer satisfaction, our public image, company efficiency and flexibility, and research and development of leading edge products, services and technologies;

3.

Management style and effectiveness in relation to our customers, shareholders, employees, executive officers, board and committee members, and the media and community; and

4.

Effectiveness of leadership in:

a.

developing appropriate strategies and gaining support from our Board of Directors and its committees to achieve these strategies;

b.

setting the “tone at the top” for our ethics, customer relations, reputation and ensuing results; fostering an environment for leadership development at all levels within our company; and

c.

working collaboratively with our Board of Directors and committees and communicating information in a timely manner to ensure full and informed consent regarding matters of governance.

The CEO evaluates the performance of our other executive officers annually. Each executive officer’s annual performance review serves as the basis for adjustments to his or her base salary. Individual performance evaluations are tied closely to achievement of short-term and long-term goals and objectives, individual initiative, team-building skills, level of responsibility and above average corporate performance.

The CEO makes annual recommendations to the Compensation Committee for changes to executive officer salaries (other than his own) for the following year. These recommendations are based on individual performance within their respective areas of expertise, the CEO’s assessment of their contributions to our earnings and growth during the year, as well as their management style and effectiveness in relation to our customers, shareholders, employees, fellow executive officers, board and committee members and the community. The Compensation Committee reviews these recommendations and makes its final recommendations to our Board of Directors. Decisions regarding compensation for executive officers, including that of the CEO, are approved by our Board of Directors based on the recommendations from the Compensation Committee.

Benchmarking

A primary data source used in setting market-competitive guidelines for the executive officers is the information publicly disclosed by a peer group of other publicly traded banks and thrifts. This peer group was developed by PM&P in late 2009 using objective parameters that reflect banks of similar asset size and region. When developing the peer group, the compensation consultant included financial institutions ranging from approximately ½ to two times our asset size that are located in the New England and New York region of the United States (excluding Boston and the New York City metro area, as well as banks with unique business models). The peer group was also designed to position us at approximately the 50th percentile in regards to assets. Overall, the goal is to have 15-20 comparative banks that provide a market perspective for executive total compensation.

The following peer group was approved by the Compensation Committee in 2009 and was used in making decisions related to executive compensation for 2011:

Alliance Financial Corporation

Enterprise Bancorp, Inc.

Arrow Financial Corporation

First Bancorp, Inc.

Bancorp Rhode Island, Inc.

Hingham Institution for Savings

Bar Harbor Bankshares

Legacy Bancorp, Inc.

Berkshire Hills Bancorp, Inc.

New Hampshire Thrift Bancshares, Inc.

Brookline Bancorp, Inc.

Rockville Financial, Inc.

Camden National Corporation

United Financial Bancorp, Inc.

Canandaigua National Corporation

Washington Trust Bancorp, Inc.

Century Bancorp, Inc.

Wilber Corporation

Chemung Financial Corporation

Westfield Financial, Inc.

Danvers Bancorp, Inc.

In addition to the peer group data, PM&P used several other sources of data including PM&P’s Northeast Banking Compensation Survey Report and Towers Watson’s Financial Institutions Benchmarking Survey. The data reflected banks similar to us in asset size and region.

Information from the competitive analysis was used by the consultant to provide market-competitive guidelines that support our total compensation philosophy. Guidelines for base salary, short and long-term incentive targets and estimated total direct compensation are provided with ranges for performance. This allows the Compensation Committee to see the potential pay, and range of pay, for each executive role. These guidelines provided a framework for consideration by the Compensation Committee in setting pay levels.

In late 2011, PM&P conducted an update to the 2009 executive compensation review and updated the peer group for the analysis. The following companies which were included in the 2009 peer group were acquired: Danvers Bancorp, Inc., Bancorp Rhode Island, Inc., Legacy Bancorp, Inc., and Wilber Corporation. These companies were replaced by: Financial Institutions, Inc., First Connecticut Bancorp, Beacon Federal Bancorp, Inc. and SI Financial Group, Inc. Data from the revised peer group and industry-specific survey sources were used in setting executive pay levels for 2012.

Risk Oversight of Compensation Programs

We believe that the compensation program is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

•

As a community bank regulated by the Federal Deposit Insurance Corporation and the Commissioner of the Vermont Department of Banking, Insurance, Securities and Health Care Administration, among others, our main operating subsidiary, Merchants Bank, adheres to defined risk guidelines, practices and controls to ensure the safety and soundness of the organization;

•

Our management and Board of Directors conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and practices that are monitored and supplemented by our internal audit function, as well as our external auditors; and

•

Our incentive plan provides a maximum cap on payment and does not have highly leveraged payout curves and steep payout cliffs at specific performance levels that could encourage short-term actions to meet payout thresholds.

•

Our restricted stock grants are subject to clawbacks in the event of accounting restatement due to fraud or misconduct or in the event of material violations of our code of ethics.

Components of Executive Compensation and 2011 Decisions

Our compensation program for all executive officers, including the CEO, consists of four key components, which are reviewed regularly by the Compensation Committee:

•

Base Salary;

•

Annual Incentive;

•

Long-Term Incentive/Equity; and

•

Employment Contracts/Other Benefits.

We offer no perquisites of any kind to any of our executive officers. Executive officers are not entitled to any severance or change-in-control payments beyond those described in the “Employment Agreements” section below.

The following section summarizes the role of each component, how decisions are made and the resulting 2011 decision process as it relates to the executive officers.

Base Salary

We believe the purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be competitive with the practices of comparable financial institutions in the region.

Typically, the Compensation Committee reviews and sets base pay for each executive in December of each year following the performance evaluation process. Competitive markets for similar roles are considered, as well as each individual’s experience, performance and contributions. Input from the CEO is considered in setting the executive salaries while the Committee is solely responsible for determining the CEO salary.

Effective January 1, 2012, Thomas R. Havers, our former Senior Operations Officer, announced his retirement from that position. As a result of that announcement we have realigned responsibilities for three of our NEOs. Thomas S. Leavitt, formerly our Senior Community Banking Officer, has now assumed the responsibilities of Senior Operations Officer; Molly Dillon has taken over as Community Banking Officer in addition to her responsibilities as Senior Trust Officer, and Janet P. Spitler has added oversight of our Human Resources function to her responsibilities.

The Compensation Committee approved the following base salary adjustments for NEOs for 2012 that were intended to recognize each executive’s contribution and performance, as well as the changes discussed in the preceding paragraph, and if needed, bring salaries more in line with market:

		January 2010 Base Salary	January 2011 Base Salary	Percent Increase in January 2011	January 2012 Base Salary	Percent Increase in January 2012

Michael R. Tuttle	President & CEO	$250,000	$275,000	10%	$315,000	15%
Janet P. Spitler	CFO and Treasurer	$162,500	$175,000	8%	$195,000	11%
Thomas S. Leavitt	EVP, Sr. Operations Officer	$165,000	$175,000	6%	$175,000	0%
Molly Dillon	SVP, Senior Community Banking and Trust Officer	$150,000	$155,000	3%	$170,000	10%
Geoffrey R. Hesslink	EVP, Senior Lender	$175,000	$190,000	9%	$210,000	10%

The Compensation Committee recognizes, as stated previously, that the CEO’s salary is slightly below the 25th percentile for the market. This does not reflect performance, but rather a historical practice that reflected a more conservative and “team” oriented approach to managing compensation levels. The Committee has increased the CEO’s salary to be closer to the market over the past several years. Currently the CEO base compensation is 1.5 times the compensation of the next highest paid executive officer.

Annual Incentive

The objective of our Executive Annual Incentive Plan is to motivate and reward key members of management, including the CEO, for achieving specific company performance goals and/or division/individual goals that support the strategic plan. Rewards under this Plan represent compensation that must be earned (and re-earned each year) based upon company and division/individual performance.

Our proposed performance goals for the incentive plan are based on budget projections and typically presented by the CEO to the Compensation Committee during the first quarter of the year. Once the Compensation Committee finalizes and approves the performance goals, the goals are presented to the full Board for final approval. The following details the framework of the 2011 Executive Annual Incentive Plan (the “2011 Plan”):

Incentive Opportunity: Each participant has a target award (expressed as a percentage of earned base salary during the fiscal year) and range that defines the incentive opportunity. The CEO’s target is 35% of base salary and the other executive officers’ target is 25% of base salary. Actual awards vary based on performance and range from 0% of target (not achieving minimal performance for a goal) to 150% of target for exceptional performance.

Performance Measures: The 2011 performance measures are aligned with our strategy and business plan. The 2011 Plan was approved by the Compensation Committee on February 16, 2011. In order for the 2011 Plan to activate, we needed to achieve a net income target ($13.0 million in 2011) and maintain acceptable ratings on internal and regulatory agency audits. The awards of Messrs. Tuttle and Havers and Ms. Spitler were based upon achieving targets with respect to our return on assets, return on equity relative to a peer group index, efficiency ratio, net interest income (Fully Taxable Equivalent, “FTE”(1)) and Tier 1 Leverage Ratio. The awards of Messrs. Leavitt and Hesslink were based upon three company goals as well as two division and/or individual performance goals. Minimum (threshold) and maximum (stretch) levels of performance were defined for the 2011 Plan and are summarized in the table below. No awards are paid for performance below threshold (minimum) for a particular performance measure. Actual payouts for each goal are based upon final performance between threshold and stretch levels. Actual payouts for each performance goal are pro-rated for any level of performance between threshold and stretch using interpolation to reward incremental improvement. The Compensation Committee has the discretion to adjust any payouts to reflect the business environment and market conditions.

The 2011 performance measures for Mr. Tuttle, Ms. Spitler and Mr. Havers were as follows:

Performance Measure	Weighting	Threshold (Minimum) Goal Funds 40% of award	Target Goal Funds 100% of target award	Stretch (Maximum) Goal Funds 150% of target award

ROAA	20%	0.93%	0.99%	1.04%
ROAE – Relative to Peer Group Performance	25%	70th percentile	80th percentile	90th percentile
Efficiency Ratio	15%	63.94%	62.58%	61.42%
Tier 1 Leverage Ratio	20%	8.13%	8.19%	8.24%
Net Interest Income (FTE, in thousands)	20%	$50,734	$52,084	$53,284

The 2011 performance measures for Mr. Leavitt were as follows:

Performance Measure	Weighting	Threshold (Minimum) Goal Funds 40% of award	Target Goal Funds 100% of target award	Stretch (Maximum) Goal Funds 150% of target award

ROAA	20%	0.93%	0.99%	1.04%
ROAE – Relative to Peer Group Performance	25%	70th percentile	80th percentile	90th percentile
Efficiency Ratio	15%	63.94%	62.58%	61.42%
Total Number of Business Checking Accounts	20%	9,650	9,800	10,000
Total Dollar Amount of Transaction Accounts (in thousands)	20%	$402	$418	$438

_______________________

(1)

Net interest income on a fully taxable equivalent basis includes the tax benefit from certain tax exempt loans. Please see pages 3 and 26 of our Annual Report on Form 10-K for the year ended December 31, 2011 for more details.

The 2011 performance measures for Mr. Hesslink were as follows:

Performance Measure	Weighting	Threshold (Minimum) Goal Funds 40% of award	Target Goal Funds 100% of target award	Stretch (Maximum) Goal Funds 150% of target award

ROAA	20%	0.93%	0.99%	1.04%
ROAE – Relative to Peer Group Performance	25%	70th percentile	80th percentile	90th percentile
Efficiency Ratio	15%	63.94%	62.58%	61.42%
Total Gross Loans at Year-End (in thousands)	20%	$975,000	$1,000,000	$1,020,000
Nonperforming Asset Balances (NPAs) as % of Total Loans (in thousands)	20%	1.00%	0.75%	0.50%

At the end of the calendar year, the Compensation Committee assesses our performance relative to each of the performance measures and determines the awards based upon the attainment of each goal. The Compensation Committee retains the discretion to recommend modification of executives’ incentive payouts to the Board based on significant individual performance or company performance shortfalls. Our Board of Directors has the discretion to determine the amount and manner of executive incentive payments and to make adjustments.

2011 Decisions

The following table summarizes the 2011 performance results and the associated payouts (as a percent of target opportunity for each predefined performance measure) for Mr. Tuttle, Ms. Spitler and Mr. Havers:

Performance Measure	2011 Threshold - Stretch Goal	2011 Result	Payout Allocation (0-150% of target opportunity)

ROAA	0.93% – 1.04%	0.97%	80%
ROAE – Relative to Peer Group Performance	70th-90th Percentile	Top 10%	150%
Efficiency Ratio	63.94% – 61.42%	62.61%	99%
Tier 1 Leverage Ratio	8.13% – 8.24%	8.08%	0%
Net Interest Income (FTE, in thousands)	$50,734 – $53,284	$51,304	65%
		TOTAL	81% of Target Incentive Opportunity

The following table summarizes the 2011 performance results and the associated payouts (as a percent of target opportunity) for each predefined performance measure for Mr. Leavitt:

Performance Measure	2011 Threshold - Stretch Goal	2011 Result	Payout Allocation (0-150% of target opportunity)

ROAA	0.93% – 1.04%	0.97%	80%
ROAE – Relative to Peer Group Performance	70th-90th Percentile	Top 10%	150%
Efficiency Ratio	63.94% – 61.42%	62.61%	99%
Total Number of Business Checking Accounts	9,650 – 10,000	9,944	136%
Total Dollar Amount of Transaction Accounts (in thousands)	$402 - $438	$445	150%
		TOTAL	126% of Target Incentive Opportunity

The following table summarizes the 2011 performance results and the associated payouts (as a percent of target opportunity) for each predefined performance measure for Mr. Hesslink:

Performance Measure	2011 Threshold - Stretch Goal	2011 Result	Payout Allocation (0-150% of target opportunity)

ROAA	0.93% – 1.04%	0.97%	80%
ROAE – Relative to Peer Group Performance	70th-90th Percentile	Top 10%	150%
Efficiency Ratio	63.94% – 61.42%	62.61%	99%
Gross Loans (in thousands)	$975,000-$1,020,000	$1,027,626	150%
NPL as % of Total Loans (in thousands)	1.00% - 0.50%	0.24%	150%
		TOTAL	128% of Target Incentive Opportunity

Based upon the actual performance results summarized previously, the table below summarizes the actual incentive payouts (as dollar amount and percent of base salary) for each of the NEOs.

		2011 Annual Incentive Target Opportunity		2011 Annual Incentive Actual Awards
Executive	Title	Amount	% of Base Salary	Amount	% of Base Salary

Michael R. Tuttle	President & CEO	$96,251	35%	$78,249	28.45%
Janet P. Spitler	CFO and Treasurer	$43,751	25%	$35,608	20.35%
Thomas S. Leavitt	EVP, Sr. Community Banking Officer	$43,751	25%	$54,916	31.38%
Thomas R. Havers	SVP, Senior Operations Officer	$41,251	25%	$33,573	20.35%
Geoffrey R. Hesslink	EVP, Senior Lender	$47,500	25%	$60,953	32.08%

2012 Plan Design

On February 16, 2012, the Board approved the 2012 Executive Annual Incentive Plan (the “2012 Plan”) and designated target awards for fiscal year 2012 (calculated as a percentage of base salary) for our executive officers, including our NEOs as set forth in this proxy statement. The target award percentages are 35% for Michael R. Tuttle, President & CEO, and 25% for Janet P. Spitler, Senior Vice President, Treasurer and CFO; Thomas S. Leavitt, Executive Vice President, Senior Operations and Information Systems Officer; Geoffrey R. Hesslink, Executive Vice President, Senior Lender; and Molly Dillon, Senior Vice President, Senior Trust and Community Banking Officer. The possible payouts under the 2012 Plan range from 0% to 150% of these target awards based upon the company’s and, in the case of Mr. Hesslink, and Ms. Dillon division or individual performance. In order for the 2012 Plan to activate, we must achieve a net income target ($13.75 million in 2012) and maintain acceptable ratings on internal and regulatory agency audits. The awards of Messrs. Tuttle and Leavitt and Ms. Spitler will be based upon achieving targets with respect to our return on assets, return on equity relative to an industry index, efficiency ratio, net interest income (FTE) and Tier 1 Leverage Ratio. The awards of Mr. Hesslink and Ms. Dillon will be based upon one to three company goals depending upon their current role as well as one or more division and/or individual performance goals. The Compensation Committee has the discretion to adjust any payouts to reflect the business environment and market conditions.

Long-Term Compensation

We award long-term incentives in the form of restricted stock grants to our executive officers, although an annual stock grant is not guaranteed. These awards are consistent with our pay-for-performance principles and align the interests of our executive officers with the interests of our shareholders. The Compensation Committee reviews and recommends to our Board of Directors the amount of each award to be granted to each executive officer and our Board of Directors approves each award. In making these determinations, the Compensation Committee considers performance relative to our strategic and financial objectives, the previous year’s individual performance of each executive officer and the market pay level for the executive officer. This typically takes place in May of each year.

2011 Decisions

The Compensation Committee introduced a restricted stock awards program as part of the annual long-term incentive program. Beginning in 2011, executives were eligible to receive annual grants of time-vested restricted stock (full value shares) based upon the Compensation Committee’s holistic assessment of both company and individual performance for the prior year. The Compensation Committee chose to introduce restricted stock since this type of equity vehicle helps to create an ownership focus and alignment with shareholders while also serving as a powerful retention feature for our top executives. The CEO’s target opportunity is 25% of base salary and other key executives’ target opportunity is 15% of base salary. The grants will cliff vest (100%) at the end of three years. The Compensation Committee will review the program on an annual basis and will have the ability to change the mix of equity instruments (i.e. mix of restricted stock and stock options) as deemed necessary. These grants are subject to clawbacks in the event of accounting restatement due to fraud or misconduct or in the event of material violation of our code of ethics.

The Compensation Committee believes that Merchants’ executive officers should maintain a material personal financial stake in the company to promote a long-term perspective in managing the company and to align shareholder and executive interests. Therefore, each executive officer will be required to hold onto a percentage of their after tax full value shares until termination or retirement. The table below summarizes these holding requirements.

Role	Holding Requirement (after tax, full value shares)
CEO	60%
Key Executives	40%

If an executive experiences personal economic hardship, the Compensation Committee will have the authority to decide whether the holding requirements will be waived for that particular award or if the executive will be allowed to sell more shares than the holding requirements permit.

Employment Agreements

On March 17, 2011, each of our executive officers entered into employment agreements with us which became effective on January 1, 2011. These agreements contain standard terms and conditions customarily found in employment agreements for comparable executives, including those terms discussed in this paragraph. This is the case even in the context of a change in control. No severance is payable unless there is an involuntary termination after a change in control occurs (“double-trigger”). If an executive officer is terminated without “cause” (as defined in such agreements) or the executive officer resigns for “good reason” (as defined in such agreements) we agreed to pay, over 24 months (36 months in the case of our CEO), that executive officer’s salary for two years (three years in the case of our CEO) from the date of termination. In return, each executive has agreed to be subject to restrictive covenants (non-competition and non-solicitation) during the severance period. There are no tax “gross up” provisions in the employment agreements. We believe it is appropriate to provide a higher level of severance in exchange for restrictive covenants which protect the company.

Other Benefits

Our executive officers are also eligible for other benefits available to all other employees on substantially the same terms, such as our 401(k) plan, and health, dental, and life insurance plans.

•

401(k) plan: We match individual plan contributions for participating employees, including the executive officers, on a dollar-for-dollar basis, up to 3% of annual salary, and on a $0.50 per dollar basis up to the next 3% of annual salary up to annual IRS maximums.

•

Medical and dental health insurance plans.

•

Life insurance plan (benefit equal to one time annual salary) and short and long-term disability insurance plans.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

Section 162(m) of the Internal Revenue Code limits deduction of compensation paid to NEOs to $1,000,000 unless the compensation is “performance-based.” Based on current compensation levels, we do not believe the section 162(m) cap on compensation will be triggered for our CEO or other executive officers, but may consider this in future years.

Compensation Committee Report

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis with our management. Based on the review and discussion, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Lorilee A. Lawton, Chair

Peter A. Bouyea

Michael G. Furlong

Bruce M. Lisman

Robert A. Skiff

Executive Compensation

Summary Compensation Table

The following table sets forth a summary of compensation paid to each of our NEOs during 2011, 2010 and 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Award	Equity Incentive Plan Compensation (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total

Michael R. Tuttle	2011	$274,056	—	—	$93,750	$78,249	$ 1,686	$11,025	$458,766
President and CEO	2010	$248,862	—	$37,500	—	$94,556	$ 4,126	$11,025	$396,069
	2009	$219,656	—	$24,213	—	$71,336	$ 3,044	$11,025	$329,274

Janet P. Spitler, SVP	2011	$174,530	—	—	$36,563	$35,608	$ 799	$ 9,848	$257,348
CFO and Treasurer	2010	$162,338	—	$24,375	—	$44,024	$ 2,232	$ 9,463	$242,432
	2009	$157,864	—	$17,983	—	$40,987	$ 1,580	$ 8,611	$227,025

Thomas S. Leavitt,	2011	$174,627	—	—	$37,125	$54,916	—	$23,468	$290,136
EVP Community	2010	$165,006	—	$24,750	—	$49,551	—	$22,964	$262,271
Banking	2009	$164,911	—	$19,202	—	$42,803	—	$21,322	$248,238

Thomas R. Havers,	2011	$164,776	—	—	$35,775	$33,573	$15,352	$ 9,367	$258,843
SVP Operations	2010	$159,016	—	$23,850	—	$43,077	$30,977	$ 9,325	$266,245
	2009	$158,843	—	$17,983	—	$41,249	$24,405	$ 8,498	$250,978

Geoffrey R. Hesslink,	2011	$189,431	—	—	$39,375	$60,953	—	$16,671	$306,430
EVP Senior Lender	2010	$174,511	—	$26,250	—	$47,410	—	$16,058	$264,229
	2009	$161,780	—	$17,983	—	$42,026	—	$15,687	$237,476

_______________________

(1)

The amounts shown in this column represent shares of restricted stock granted to the NEOs.

(2)

The amounts shown in this column represent cash awards made to the NEOs pursuant to our annual incentive plan.

(3)

The amounts shown in this column reflect the aggregate change in actuarial present value of the NEOs accumulated benefit under our frozen defined benefit pension plan from December 31, 2010 to December 31, 2011. Present values as of December 31, 2011 are based on commencement at normal retirement age with no mortality before commencement. Messrs. Leavitt and Hesslink joined Merchants after the plan was frozen and, accordingly, have no benefit under this pension plan.

(4)

Primarily represents contributions made by us on behalf of the executive officers to the Merchants Bank 401(k) Plan. Also includes a $6,000 annual car allowance for Messrs. Hesslink and Leavitt; and a $7,063 buyout of unused vacation time for Mr. Leavitt.

Non-Equity Incentive Plan Awards

Non-Equity incentive awards and shares of restricted stock were awarded to NEOs during 2011 as detailed in the table below.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards

Michael R. Tuttle	5/19/2011	$38,500	$96,251	$144,375	—	—	—	3,750	—	—	$93,750
Janet P. Spitler	5/19/2011	$17,500	$43,751	$ 65,643	—	—	—	1,463	—	—	$36,563
Thomas R. Havers	5/19/2011	$16,500	$41,251	$ 61,892	—	—	—	1,431	—	—	$35,775
Thomas S. Leavitt	5/19/2011	$17,500	$43,751	$ 65,643	—	—	—	1,485	—	—	$37,125
Geoffrey R. Hesslink	5/19/2011	$19,000	$47,500	$ 71,269	—	—	—	1,575	—	—	$39,375

“Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflects the 2011 threshold, target and maximum awards available under the 2011 Executive Annual Incentive Plan, tied to achievement of a number of performance targets more fully described in the “Compensation Discussion and Analysis” section of this proxy. The actual bonus earned by each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The amounts reflected in the above table are estimated amounts at the time of grant.

“All Other Stock Awards” reflects the number of shares of restricted stock granted by Merchants during 2011 pursuant to the Amended and Restated 2008 Stock Incentive Plan. The restricted stock grants made on May 19, 2011 to each of the five officers vest on the third anniversary date of the grant.

Equity Awards

The following table sets forth outstanding equity awards to our NEOs at December 31, 2011. In addition, this table includes the number of shares remaining unexercised underlying both “exercisable” (i.e. vested) and “unexercisable” (i.e. unvested) stock options as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Michael R. Tuttle	7,175	—	—	$22.93	6/9/2018	3,750	$109,500	—	—
	—	7,590	—	$22.75	5/21/2019	—	—	—	—
	—	12,255	—	$22.07	5/20/2020	—	—	—	—
Janet P. Spitler	5,363	—	—	$22.93	6/9/2018	1,463	$ 42,720	—	—
	—	5,637	—	$22.75	5/21/2019	—	—	—	—
	—	7,966	—	$22.07	5/20/2020	—	—	—	—
Thomas R. Havers	—	5,637	—	$22.75	5/21/2019	1,431	$ 41,785	—	—
	—	7,794	—	$22.07	5/20/2020	—	—	—	—
Thomas S. Leavitt	6,231	—	—	$22.93	6/9/2018	1,485	$ 43,362	—	—
	—	6,019	—	$22.75	5/21/2019	—	—	—	—
	—	8,088	—	$22.07	5/20/2020	—	—	—	—
Geoffrey R. Hesslink	10,000	—	—	$26.63	8/16/2016	1,575	$ 45,990	—	—
	5,363	—	—	$22.93	6/9/2018	—	—	—	—
	—	5,637	—	$22.75	5/21/2019	—	—	—	—
	—	8,578	—	$22.07	5/20/2020	—	—	—	—

_______________________

(1)

The vesting dates for unexercisable options are as follows: for options expiring on May 21, 2019 the vesting date is May 21, 2012; for options expiring on May 20, 2020 the vesting date is May 20, 2013.

(2)

The restricted stock grants vest on May 19, 2014.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Thomas R. Havers	5,363	$8,366	—	$ —

Retirement Benefits

Prior to January 1995, we maintained a noncontributory defined benefit plan covering all eligible employees. During 1995, this plan was curtailed. Accordingly, all accrued benefits were fully vested and no additional years of service or increases in compensation will be taken into account in determining the benefit. The retirement benefits listed in the table below take into consideration the Social Security offset amount which is based on the law in effect on January 1, 1994. The present value of accumulated benefit was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2011.

PENSION BENEFITS

Name	Plan Name	Number of Service Years Credited	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

Thomas R. Havers	The Merchants Bank Pension Plan	23	$294,967	—
Janet P. Spitler	The Merchants Bank Pension Plan	4	$ 14,732	—
Michael R. Tuttle	The Merchants Bank Pension Plan	4	$ 31,683	—

Due to the frozen status of the plan, no further years of service will accrue. The annual retirement benefits payable at age 65 for Mr. Tuttle, Ms. Spitler and Mr. Havers under the plan are approximately $4,000, $2,000 and $29,000, respectively. Messrs. Havers and Tuttle are the only NEOs currently eligible for early retirement. Participants are eligible for early retirement upon obtaining age 55 and completing 10 years of vesting service.

Deferred Compensation Plan

Prior to December 1995 we maintained an Executive Salary Continuation Plan. This plan was frozen in December 1995 and no further benefits have been accrued. The liabilities under the plan at the time the plan was frozen were converted to shares of common stock of Merchants at its then market price. Aggregate earnings in the table below represent dividend income and market price appreciation in the stock during 2011. The only current NEO of Merchants with benefits accrued under the plan is Thomas R. Havers. The benefit will be paid out to Mr. Havers in 15 annual installments commencing in the year after he attains the age of 65.

Name	Executive Contributions During 2011	Registrant Contributions During 2011	Aggregate Earnings During 2011	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2011

Thomas R. Havers	—	—	$28,898	—	$305,033

Potential Payments Upon Termination or Change in Control

The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of their termination of employment or upon the occurrence of a change in control combined with a termination of employment. For purposes of this table, the effective date of termination is assumed to be December 31, 2011.

Potential Payments upon Termination or Change-In-Control

Form of Compensation	Discharge without cause or Resignation with Good Reason	Discharge With Cause	Death or Disability	No Discharge - Change in Control Related	Discharge without Cause or Resignation with Good Reason - Change in Control Related

Michael R. Tuttle
Cash Severance	$825,000	—	—	—	$ 825,000
Accelerated vesting of equity awards (1)	—	—	—	$245,836	$ 245,836
Total	$825,000	—	—	$245,836	$1,070,836

Janet P. Spitler
Cash Severance	$350,000	—	—	—	$ 350,000
Accelerated vesting of equity awards (1)	—	—	—	$135,877	$ 135,877
Total	$350,000	—	—	$135,877	$ 485,877

Thomas S. Leavitt
Cash Severance	$350,000	—	—	—	$ 350,000
Accelerated vesting of equity awards (1)	—	—	—	$139,854	$ 139,854
Total	$350,000	—	—	$139,854	$ 489,854

Thomas R. Havers
Cash Severance	$330,000	—	—	—	$ 330,000
Accelerated vesting of equity awards (1)	—	—	—	$133,716	$ 133,716
Total	$330,000	—	—	$133,716	$ 463,716

Geoffrey R. Hesslink
Cash Severance	$380,000	—	—	—	$ 380,000
Accelerated vesting of equity awards (1)	—	—	—	$143,511	$ 143,511
Total	$380,000	—	—	$143,511	$ 523,511

(1)

Options and restricted stock awards become fully vested upon a change in control

“Good reason” means, among other things, a material diminution of responsibility or salary; a change in location of more than 50 miles from the executive’s current location; or the inability of Merchants to perform its obligations under the agreement. “Cause” means, among other things, illegal acts, gross misconduct or the executive’s failure to perform in any material respect their obligations under this agreement.

Related Party Transactions

As described below under “Nominating and Governance Committee Interlocks and Insider Participation,” we engage in banking transactions in the ordinary course of business with our directors and officers and with their immediate family and associates.

We have established guidelines for review of third party contracted services, which are reviewed annually by the Audit Committee. Our officers are assigned responsibility for review of service levels of outsourced technology service providers and vendors that pose the highest risk exposure within the guidelines established by the Federal Financial Institutions Examination Council (“FFIEC”). New service relationships considered for engagement with our insiders of Merchants Bank (defined by the FFIEC as individuals, their direct family members and business associates who are executive officers or directors of us and/or Merchants Bank) must be bid by at least one other service provider. Merchants Bank’s board of directors may require a third party analysis or review to substantiate the results of a new service contract with an insider.

Renewals of existing contracts with insiders of Merchants or Merchants Bank do not require re-bidding or a third party analysis. However, the CEO or the board of directors of Merchants Bank may require either or both prior to reviewing a recommendation for a contract renewal.

We obtained legal services during 2011 from the firm of Sheehey Furlong & Behm P.C., of which Michael G. Furlong is a principal member. Mr. Furlong is a member of our Board of Directors and is the Chairman of Merchants Bank’s board of directors. We paid fees totaling approximately $27,000 to Mr. Furlong’s firm in 2011.

During 2011, we purchased copier equipment and supplies from SymQuest Group, Inc. totaling approximately $106,000. Patrick S. Robins, who is the Chairman of the Board of SymQuest Group, Inc., is a member of our Board of Directors and the board of directors of Merchants Bank.

We obtained insurance during 2011 through an insurance agency, of which Scott F. Boardman, a member of our Board of Directors and the board of directors of Merchants Bank, is president. In 2011, payments made to this insurance agency totaled approximately $288,000.

These transactions were approved pursuant to the policies and procedures set forth above. In the opinion of our management, the terms of these transactions were no less favorable to us than those we could have obtained from an unrelated party providing comparable premises or services.

Nominating and Governance Committee Interlocks and Insider Participation

Certain of our directors and executive officers, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated, are, or during 2011 were, also customers of Merchants Bank in the ordinary course of business. As permitted by applicable law, these persons may have had loans outstanding during 2011, and it is anticipated that these persons and their associates will continue to be customers of and indebted to Merchants Bank in the future. All of these loans were made in the ordinary course of business, and did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons and, where required by law, received prior approval by Merchants Bank’s Board of Directors. At December 31, 2011, these loans totaled approximately $3.74 million (3.4% of total shareholders’ equity). None of these loans to directors, executive officers, or their associates are nonperforming.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 2, 2012, certain information concerning the beneficial ownership of our common stock by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of our common stock; (ii) each of our executive officers and directors and (iii) all executive officers and directors as a group.

The number of shares beneficially owned by each 5% shareholder, director or executive officer is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after March 2, 2012 through the exercise of any stock option or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (3)(4)		Percentage of Common Stock Beneficially Owned (2)

5% Shareholders
Merchants Bank 401(k) Employee Stock Ownership Plan	344,852	(5)	6%
275 Kennedy Drive
South Burlington, Vermont

Charles A. Davis	420,993	(6)	7%
Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut

BlackRock, Inc.	376,802	(7)	6%
40 East 52nd Street
New York, NY 10022

Ameriprise Financial, Inc.	356,898	(8)	6%
Columbia Management Investment Advisers, LLC
145 Ameriprise Financial Center
Minneapolis, MN 55474

Directors and Executive Officers
Scott F. Boardman	10,569	(9)	*
Peter A. Bouyea	89,227	(10)	1%
Karen J. Danaher	4,000		*
Jeffrey L. Davis	29,314	(11)	*
Molly Dillon	2,350		*
Zoe P. Erdman	5,195		*
Michael G. Furlong	7,123		*
Thomas R. Havers	44,334	(12)	*
Geoffrey R. Hesslink	37,496		*
John A. Kane	1,854	(13)	*
Lorilee A. Lawton	8,986		*
Thomas S. Leavitt	26,713		*
Bruce M. Lisman	6,030		*
Raymond C. Pecor, Jr.	260,182	(14)	4%
Raymond C. Pecor III	8,991	(15)	*
Patrick S. Robins	79,515		1%
Robert A. Skiff	8,788		*
Janet P. Spitler	20,164		*
Michael R. Tuttle	61,270		*

Directors and Executive Officers as a Group (nineteen persons)	712,101		11%

_______________________

*

Shareholdings represent less than 1.0% of class

NOTES:

(1)

The address for all executive officers and directors is c/o Merchants Bancshares, Inc., 275 Kennedy Drive, South Burlington, Vermont 05403.

(2)

For each person and group included in this table, percentage ownership is calculated by adding the number of shares beneficially owned by such person or group to the number of shares of common stock that person or group has the right to acquire within 60 days after March 2, 2012, and dividing by 6,240,525 shares of common stock outstanding as of March 2, 2012. Shares outstanding as of March 2, 2012 include 309,175 deferred shares held in various trusts related to our former and current deferred compensation plans for directors and executive salary continuation plan. See Note 4. Merchants has the authority to vote these deferred shares.

(3)

Includes the following number of shares of common stock issuable upon the exercise of outstanding stock options which were exercisable within 60 days after March 2, 2012 as follows:

Directors and Executive Officers	Vested Options

Mr. Hesslink	15,363
Mr. Tuttle	7,175
Ms. Spitler	5,363
Mr. Leavitt	6,231

Also includes unvested restricted stock awards of 11,054 shares made to each of the following executive officers under the Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan. Each recipient of a restricted share award has sole voting power, but no investment power, over the common stock covered by the award. The restricted stock will vest one third per year on each anniversary date of the grant, with accelerated vesting upon death, disability, retirement or change in control.

Directors and Executive Officers	Restricted Stock (Unvested)

Mr. Tuttle	3,750
Ms. Spitler	1,463
Mr. Leavitt	1,485
Mr. Hesslink	1,575
Ms. Dillon	1,350
Mr. Havers	1,431

(4)

Does not include the following number of shares of common stock which certain directors and executive officers have the right to receive on a deferred basis pursuant to our prior and current deferred compensation plans for directors and executive salary continuation plan:

Directors and Executive Officers	Deferred Shares

Mr. Boardman	10,364
Mr. Bouyea	40,009
Mr. J. Davis	40,807
Mr. Furlong	9,342
Mr. Havers	10,550
Mr. Kane	3,909
Ms. Lawton	21,174
Mr. Lisman	9,564
Mr. Pecor, Jr.	30,498
Mr. Pecor III	2,099
Mr. Robins	21,111
Dr. Skiff	26,970
All executive officers and directors as a group	226,397

(footnotes continued on following page)

The individuals named above do not have the power to vote or dispose of these deferred shares. Merchants has the authority to vote these deferred shares.

(5)

Information has been obtained from Schedule 13G/A, filed February 10, 2012 with the SEC by the Merchants Bank 401(k) Employee Stock Ownership Plan. While 401(k) Employee Stock Ownership Plan participants have the right to designate how shares allocated to their respective accounts are to be voted, the Plan’s trustee, Charles Schwab Trust Company, is authorized to vote the shares for which participants make no designation in connection therewith.

(6)

Until February 21, 2008, Mr. C. Davis was a member of our Board of Directors.

(7)

Information has been obtained from Schedule 13G/A, filed February 13, 2012 with the SEC by BlackRock, Inc. BlackRock Inc. has sole voting and dispositive power of 376,802 shares.

(8)

Information has been obtained from Schedule 13G/A, filed February 13, 2012 with the SEC by Ameriprise Financial, Inc. Ameriprise Financial, Inc. has shared voting power and shared dispositive power of 356,898 shares.

(9)

Includes 10,555 shares owned by Mr. Boardman’s spouse.

(10)

Includes 1,400 shares owned by Mr. Bouyea’s spouse, and 3,000 shares owned by Mr. Bouyea’s daughter for which Mr. Bouyea may be deemed to have investment and voting control; Mr. Bouyea disclaims beneficial ownership of these shares.

(11)

Includes 6,303 shares held in trust for Mr. J. Davis’ children, 607 shares held directly by Mr. J. Davis’ minor children and 1,260 shares held directly by Mr. J. Davis’ spouse. Also includes 595 shares held by a family trust, of which Mr. J. Davis is trustee. Mr. J. Davis disclaims beneficial ownership of these shares.

(12)

Includes 17,759 shares held by Mr. Havers as trustee of the Havers Family Foundation.

(13)

Includes 800 shares held in trust for Mr. Kane’s children for which Mr. Kane’s wife is trustee. Mr. Kane disclaims beneficial ownership of the shares held in these trusts.

(14)

Includes 15,000 shares held in the Pecor Family Foundation and 19,500 shares held by Mr. Pecor Jr.’s spouse.

(15)

Includes 3,518 shares held in trust for Mr. Pecor III’s niece and nephew, for which Mr. Pecor III is trustee. Mr. Pecor III disclaims beneficial ownership of shares held in these trusts.

_____________________________________

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Forms 4 and 5) with respect to our common stock with the SEC. Executive officers, directors and 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports furnished to us with respect to 2011, all Section 16(a) filing requirements applicable to our executive officers and directors during 2011 were met.

NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE CORPORATION’S

NAMED EXECUTIVE OFFICERS

(Proposal Number 2)

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to our NEOs as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by us, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such shareholder advisory vote will occur at the 2013 Annual Meeting of Shareholders.

The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by Merchants or the Board of Directors or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our NEOs.

Merchants’ compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success, by offering a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of Merchants. Please see “Compensation Discussion and Analysis” beginning on page 14 for additional information about our executive compensation programs.

We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year. Merchants’ reported strong profits for 2011 and its returns were at the top of its peer group.

We are asking you to consider the following resolution:

RESOLVED, that the compensation of Merchants’ Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

Recommendation

The Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

 ACCOUNTING FIRM FOR 2012

(Proposal Number 3)

Our Board of Directors voted at their meeting on February 16, 2012 to approve KPMG LLP as Merchants’ independent registered public accounting firm for 2012.

Recommendation

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of KPMG LLP as Merchants’ independent registered public accounting firm for 2012.

Relationship with Independent Registered Public Accounting firm

The Audit Committee has selected the firm of KPMG LLP as Merchants’ independent registered public accounting firm for 2012. We have been advised by KPMG LLP and by the directors themselves that neither it nor any of its members or associates has any relationship with us or our subsidiaries, other than as independent auditors.

Representatives of KPMG LLP will be present at the annual meeting, will have an opportunity to make any statement that they may desire to make, and will be available to answer appropriate questions from shareholders.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2011 with our management.

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed under professional auditing standards.

The Audit Committee has received the written disclosures and the letter required from KPMG LLP by relevant professional and regulatory standards, and has discussed their independence with KPMG LLP.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 and fees billed for other services provided by KPMG LLP during 2011 and 2010.

	2011	2010

Audit fees (1)	$243,000	$258,000
Tax fees (2)	51,625	38,900
Total fees	$294,625	$296,900

_______________________

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in the quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)

Tax fees consisted of fees for tax consultation and preparation compliance services.

KPMG LLP did not render any professional services to us in connection with the design or implementation of financial information systems during the year ended December 31, 2011.

The Audit Committee has considered whether, and has determined that, the provision of the services described above is compatible with maintaining KPMG LLP’s independence.

Based on the review and discussions with management and KPMG LLP described above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and for filing with the SEC.

Submitted by the Audit Committee

John A. Kane, Chair

Peter A. Bouyea

Jeffrey L. Davis

Karen J. Danaher

Lorilee A. Lawton

Other Matters

We know of no additional matters which are likely to be presented for action at the annual meeting other than the proposals specifically set forth in the notice and referred to in this proxy statement. If any other matter properly comes before the annual meeting for action, it is intended that the persons named in the accompanying proxy and acting under that proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

Submission of Shareholder Proposals for 2013 Annual Meeting

Shareholders who desire to submit proposals for the consideration of our shareholders at our 2013 annual meeting of shareholders will be required, pursuant to SEC rules, to deliver any proposal to be included in the proxy statement and form of proxy for the 2013 annual meeting to Merchants on or prior to December 3, 2012. Please forward any shareholder proposals to our corporate secretary at the address indicated below.

A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in our proxy statement described above, must provide notice of such proposal on or before February 16, 2013.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, which includes audited financial statements, has been mailed to all shareholders with this proxy statement and has been filed with the SEC. The 10-K is not to be regarded as proxy soliciting material. Additional copies of the Annual Report on Form 10-K may be obtained by shareholders without charge on written request to our corporate secretary, Lisa Razo, at Merchants Bank, 275 Kennedy Drive, South Burlington, Vermont 05403. The Annual Report on Form 10-K may also be obtained from our webpage at www.mbvt.com.

By Order of the Board of Directors,

Lisa Razo Corporate Secretary Merchants Bancshares, Inc. 275 Kennedy Drive South Burlington, VT 05403

ANNUAL MEETING OF SHAREHOLDERS OF

MERCHANTS BANCSHARES, INC.

May 1, 2012

10:00 a.m. E.T.

Main Street Landing, Great Room, 3rd Floor

60 Lake Street

Burlington, VT 05401

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at mbvt.com from the "Investor Relations" link under "Proxy Materials/Annual Reports".

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach and mail in the envelope provided.

■	20433000000000000000 5	050112

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 1. “FOR” THE ELECTION OF DIRECTORS, 2. “FOR” THE NON-BINDING RESOLUTION TO
APPROVE THE COMPENSATION OF MERCHANTS’ NAMED EXECUTIVE OFFICERS, 3. “FOR” THE RATIFICATION OF KPMG LLP AS
MERCHANTS’ REGISTERED PUBLIC ACCOUNTANTS FOR 2012.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect four directors, each of whom will serve for a three-year term;				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: O Peter A. Bouyea O Michael R. Tuttle O Scott F. Boardman	2. To consider a non-binding resolution to approve the compensation of Merchants’ named executive officers.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Raymond C. Pecor III	3. To ratify KPMG LLP as Merchants’ registered public accounting firm for 2012.	☐	☐	☐
☐	FOR ALL EXCEPT
(See instructions below)

4.

To transact any other business as may properly come before the meeting or at any adjournments of the meeting.

Mark box below at the left if there is an address change and write comments on the reverse side of this card.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

This proxy must be signed exactly as the name(s) appear(s) hereon. When shares are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

MERCHANTS BANCSHARES, INC.
May 1, 2012

10:00 a.m. E.T.

Main Street Landing, Great Room, 3rd Floor

60 Lake Street

Burlington, VT 05401

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at mbvt.com from the "Investor Relations" link under "Proxy Materials/Annual Reports".

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

■	20433000000000000000 5	050112

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 1. “FOR” THE ELECTION OF DIRECTORS, 2. “FOR” THE NON-BINDING RESOLUTION TO
APPROVE THE COMPENSATION OF MERCHANTS’ NAMED EXECUTIVE OFFICERS, 3. “FOR” THE RATIFICATION OF KPMG LLP AS
MERCHANTS’ REGISTERED PUBLIC ACCOUNTANTS FOR 2012.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect four directors, each of whom will serve for a three-year term;				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: O Peter A. Bouyea O Michael R. Tuttle O Scott F. Boardman	2. To consider a non-binding resolution to approve the compensation of Merchants’ named executive officers.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Raymond C. Pecor III	3. To ratify KPMG LLP as Merchants’ registered public accounting firm for 2012.	☐	☐	☐
☐	FOR ALL EXCEPT
(See instructions below)

4.

To transact any other business as may properly come before the meeting or at any adjournments of the meeting.

Mark box below at the left if there is an address change and write comments on the reverse side of this card.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

This proxy must be signed exactly as the name(s) appear(s) hereon. When shares are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MERCHANTS BANCSHARES, INC.

Proxy Solicited by the Board of Directors for

Annual Meeting of Shareholders on May 1, 2012

The undersigned hereby appoints Andrew T. Kloeckner and Sarah A. Schmidt, and each of them, proxies, with full power of substitution, to represent and to vote all the shares of common stock of Merchants Bancshares, Inc. held of record by the undersigned at the close of business on March 2, 2012 at the Annual Meeting of Shareholders of MERCHANTS BANCSHARES, INC. to be held on May 1, 2012 (including any adjournments or postponements thereof), with all powers the undersigned would possess if personally present, as specified on the reverse side of this ballot, and in their discretion on any other business that may come before the meeting or any adjournments or postponements thereof, and revokes all proxies previously given by the undersigned with respect to shares covered hereby.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be properly voted FOR the election of the nominees of the Board of Directors, FOR the non-binding resolution to approve the compensation of Merchants’ named executive officers, FOR the ratification of KPMG LLP as Merchants’ registered public accounting firm for 2012, and upon such other business as may come before the meeting in the appointed proxies’ discretion.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and related Proxy Statement. This proxy may be revoked at any time.

COMMENTS:

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

MERCHANTS BANCSHARES, INC.

401-K

May 1, 2012

10:00 a.m. E.T.

Main Street Landing, Great Room, 3rd Floor

60 Lake Street

Burlington, VT 05401

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at mbvt.com from the "Investor Relations" link under "Proxy Materials/Annual Reports".

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach and mail in the envelope provided.

■	20433000000000000000 5	050112

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 1. “FOR” THE ELECTION OF DIRECTORS, 2. “FOR” THE NON-BINDING RESOLUTION TO
APPROVE THE COMPENSATION OF MERCHANTS’ NAMED EXECUTIVE OFFICERS, 3. “FOR” THE RATIFICATION OF KPMG LLP AS
MERCHANTS’ REGISTERED PUBLIC ACCOUNTANTS FOR 2012.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect four directors, each of whom will serve for a three-year term;				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: O Peter A. Bouyea O Michael R. Tuttle O Scott F. Boardman	2. To consider a non-binding resolution to approve the compensation of Merchants’ named executive officers.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Raymond C. Pecor III	3. To ratify KPMG LLP as Merchants’ registered public accounting firm for 2012.	☐	☐	☐
☐	FOR ALL EXCEPT
(See instructions below)

4.

To transact any other business as may properly come before the meeting or at any adjournments of the meeting.

Mark box below at the left if there is an address change and write comments on the reverse side of this card.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

This proxy must be signed exactly as the name(s) appear(s) hereon. When shares are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

MERCHANTS BANCSHARES, INC.
401-K

May 1, 2012

10:00 a.m. E.T.

Main Street Landing, Great Room, 3rd Floor

60 Lake Street

Burlington, VT 05401

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at mbvt.com from the "Investor Relations" link under "Proxy Materials/Annual Reports".

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

■	20433000000000000000 5	050112

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 1. “FOR” THE ELECTION OF DIRECTORS, 2. “FOR” THE NON-BINDING RESOLUTION TO
APPROVE THE COMPENSATION OF MERCHANTS’ NAMED EXECUTIVE OFFICERS, 3. “FOR” THE RATIFICATION OF KPMG LLP AS
MERCHANTS’ REGISTERED PUBLIC ACCOUNTANTS FOR 2012.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect four directors, each of whom will serve for a three-year term;				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: O Peter A. Bouyea O Michael R. Tuttle O Scott F. Boardman	2. To consider a non-binding resolution to approve the compensation of Merchants’ named executive officers.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Raymond C. Pecor III	3. To ratify KPMG LLP as Merchants’ registered public accounting firm for 2012.	☐	☐	☐
☐	FOR ALL EXCEPT
(See instructions below)

4.

To transact any other business as may properly come before the meeting or at any adjournments of the meeting.

Mark box below at the left if there is an address change and write comments on the reverse side of this card.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

This proxy must be signed exactly as the name(s) appear(s) hereon. When shares are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MERCHANTS BANCSHARES, INC.

Proxy Solicited by the Board of Directors for

Annual Meeting of Shareholders on May 1, 2012

The undersigned hereby appoints Andrew T. Kloeckner and Sarah A. Schmidt, and each of them, proxies, with full power of substitution, to represent and to vote all the shares of common stock of Merchants Bancshares, Inc. held of record by the undersigned at the close of business on March 2, 2012 at the Annual Meeting of Shareholders of MERCHANTS BANCSHARES, INC. to be held on May 1, 2012 (including any adjournments or postponements thereof), with all powers the undersigned would possess if personally present, as specified on the reverse side of this ballot, and in their discretion on any other business that may come before the meeting or any adjournments or postponements thereof, and revokes all proxies previously given by the undersigned with respect to shares covered hereby.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be properly voted FOR the election of the nominees of the Board of Directors, FOR the non-binding resolution to approve the compensation of Merchants’ named executive officers, FOR the ratification of KPMG LLP as Merchants’ registered public accounting firm for 2012, and upon such other business as may come before the meeting in the appointed proxies’ discretion.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and related Proxy Statement. This proxy may be revoked at any time.

COMMENTS:

■	14475 ■